Exhibit 32.1

     In connection with the Annual Report of Bishop Capital Corporation (the Company) on Form 10-KSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert E. Thrailkill, Chairman of the Board, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Bishop Capital Corporation and will be retained by Bishop Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Robert E. Thrailkill
-----------------------------
     Robert E. Thrailkill
     Chairman of the Board,
     Chief Executive Officer and
     President


August 20, 2003